                                  EXHIBIT 10.5


                               AGREEMENT OF LEASE

     THIS AGREEMENT OF LEASE, dated the first day of October, 1988, by and between RONALD H. SCOTT and FRANK J. SCOTT t/d/b/a St. Clair Leasing Co., a Pennsylvania partnership, and INTERFORM CORPORATION, Lessee.

                                   WITNESSETH:

     That in consideration of the rents hereinafter agreed to be paid by Lessee or Lessor, and in consideration of the covenants of the respective parties hereto be performed at the time and in the manner hereinafter provided, Lessor does hereby lease and demise unto Lessee, and Lessee does hereby hire and take from Lessor, all that certain lot, piece or parcel of land situated, lying and being in the Township of South Fayette, Allegheny County, Pennsylvania, as set forth on the drawing marked Exhibit "A" hereby attached and made a part hereof with three one (1) story metal buildings containing approximately 112,000 square feet.

     TO HAVE AND TO HOLD the above described premises, together with the tenements, hereditaments, appurtenances, improvements, buildings and assessments thereunto belonging or in any wise appertaining, subject to the terms and conditions herein stated, for a term of one hundred twenty (120) months commencing on the first day of October 1, 1988 terminating on the last day of September, 1998.

     AND IN CONSIDERATION OF THE LETTING AND HIRING OF SAID PREMISES, AS HEREINABOVE PROVIDED, THE PARTIES HERETO HEREBY COVENANT AND AGREE AS FOLLOWS:

     1. Lessee does hereby agree to pay to Lessor as rent for the said leased premises the sum of TWO HUNDRED EIGHTY THOUSAND DOLLARS ($280,000.00) during each and every year, payable, in equal monthly installments of TWENTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS and 33/100 ($23,333.33) in advance, without further demand, on the 1st day of every month during the term.


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     2.   Lessee agrees that during the term aforesaid, at Lessee's own proper cost and charges, it will bear, pay and discharge when due and payable, all charges for electricity, gas, heat, telephone, water, sewerage, or for setting and repairing meters, or other utility services used on the said leased premises or any part thereof, which shall during the demised term be levied, assessed or imposed or become due and payable.

     Lessee agrees that at Lessee's own proper costs and charges, it will pay and discharge when due and payable all Real Estate Taxes on the premises and all municipal assessments and payments which shall during the term be levied, assessed, or imposed upon the leased premises, or any structure erected thereon.

     3. Lessee covenants and agrees to maintain, at its sole cost and expense, at all times during the term of this Lease, public liability insurance for the leased premises under which Lessor shall be named as an additional insured, properly protecting and indemnifying Lessor in an amount not less than $1,000,000 for injury to any one person (including death), not less than $5,000,000 for personal injuries in any one accident, and not less than $500,000.00 for property damage.

     During the term of this Lease, Lessee will keep the entire leased premises insured against the loss or damage by fire, with extended coverage, and against loss from such other hazards as may be required by Lessor, and in no event will property insurance be in an amount less than the full replacement cost of all buildings or other improvements now or hereafter erected on the leased premises. The Lessee shall take out and maintain such boiler insurance as may be reasonably required by the Lessor. All such policies of insurance and additional fire insurance carried on the Premises by the Buyer shall name Seller as an additional insured.

     Lessee shall furnish Lessor with a certificate or certificates of insurance covering said insurance so maintained by Lessee, stipulating that such insurance shall not be cancelled without notice in advance to Lessor.

     4. If the demised premises or any portion thereof shall be damaged by fire or any other casualty, such premises or portion thereof shall, as soon as possible, be repaired and/or rebuilt in good workmanlike manner, so that the restored premises are substantially similar to the construction at the


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time of the fire or other casualty, by and at the expense of Lessor. Until the repairs and/or rebuilding shall have been completed, these rent shall be proportionately abated according to the part of the demised premises which shall be rendered untenantable by reason of fire. However, if the demised premises shall be substantially or completely destroyed by fire or any other casualty, then either party may, within thirty (30) days after the occurrence of the damage, cancel and terminate this lease by giving notice to the other party and, if such notice shall be given, the term of this Lease shall expire on the tenth day after such notice shall be given, with the same effect as if that day were the date herein specified for the expiration of the term, and Lessee shall vacate the premises and surrender the same Lessor. If a dispute arises as to the amount of rent due under this clause, the dispute shall be submitted to arbitration. Lessor shall designate an arbitrator and Lessee shall designate an arbitrator, and these two arbitrators shall select a third arbitrator. In the event that they shall fail to agree to a third arbitrator within ten days after their designation, he shall be designated by the American Arbitration Association. The decision of a majority of this Board of Arbitration shall be final and binding on all parties. Lessor shall not be liable for any damage, compensation or claim by reason of inconvenience or annoyance arising from the necessity of repairing any portion of the building, the interruption in the use of the premises, or the termination of this Lease by reason of the destruction of the premises.

     5. Except as provided in Article 4, Lessee agrees that it will during the term of this Lease keep and maintain all buildings and improvements erected upon the demised premises, both outside and inside, in good order and repair, at lessee's sole cost and expense, making all repairs and replacements, except structural repairs, which are necessary to so maintain said buildings and improvements, so that at all times the said buildings and improvements shall be in good order, condition, and repair, reasonable wear and tear excepted. Lessee will provide for snow removal from the parking area, loading dock area and roadways.

     6. Lessee agrees that it will, during the term of this Lease, or any extension or renewal thereof, at its own expense, observe and comply with all valid laws, orders, regulations, rules,


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ordinances and requirements of the Federal, State, County and other municipal governments, or any subdivision thereof, having jurisdiction over the demised premises and of the Board of Fire Underwriters or any other body exercising similar functions. Lessee agrees to pay all costs, expenses, claims, fines, penalties and other losses that may arise out of or be imposed because of the failure of lessee to comply therewith.

     Lessee may in good faith contest in its own name, or when necessary, in Lessor's name, but at Lessee's expense (and Lessor agrees in the latter case to sign any necessary or appropriate papers) the validity of any law, order, regulation, rules, ordinance or other requirement, or the applicability thereof to the premises, and may postpone compliance therewith until after the end of such contest.

     7. In the event that Lessee shall be in default in the performance of any of the terms, covenants or provisions herein contained, Lessor may immediately or at any times thereafter perform the same for the account of Lessee and any amount paid or expense or liability incurred by Lessor in the performance of the same shall be deemed to be additional rent payable by Lessee for the demised premises and the same may, at the option of Lessor be added to any fixed rent than due or thereafter falling due hereunder.

     8. (a) Lessee may at any time or times during the term hereof, at its own cost and expense, make any alterations, rebuilding, replacement, changes, additions and improvements to the demised premises and to the building thereon provided that.

               (i) the same shall performed in a workmanlike manner and shall not weaken or impair the structural strength nor lessen the value of the building as it is at the commencement of the term hereof;

               (ii) before the commencement of any such work, Lessee shall certify to Lessor in writing, the nature of the alteration to be made, as well as the cost thereof as estimated by Lessee;

               (iii) before the commencement of and such work, said plans and specifications shall be filled with or approved by all municipal or other governmental departments or authorities having jurisdiction thereof, and all work shall be done subject to and in accordance with the requirements of law and local regulations;


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               (iv)  the same shall be made according to plans and
specifications therefore which shall have first been approved in writing by Lessor; and

               (v) Lessee shall pay the increased premium, if any changed by the insurance companies carrying insurance policies on said building to cover the additional risk during the course of such work.

     (b) All such alterations, rebuilding, replacements, changes, additions and improvements made by Lessee shall be and become part of the realty, and upon the expiration, forfeiture or termination of this Lease or any extension or renewal thereof, for any reason whatsoever shall become the sole and absolute property of Lessor, unless Lessor and Lessee otherwise agree in writing at the time that such alteration, rebuilding, replacement, change, addition or improvement is made.

     (c) Lessee shall not remove, damage or destroy the building, improvements, equipment or appurtenances and/or any part of any of them in or upon the demised premises at the commencement of the term hereof or which may hereafter by put in or upon the demised premises without the consent of Lessor.

     9. Lessee may, with the prior approval of the Lessor first had and obtained, assign this leases or sublet all or any part of the premises for a term or terms which will expire not later than the date of expiration or other termination of this Lease, and subject to the covenants and conditions contained in this Lease the following further conditions:

     (a) Neither the assignment or sublease nor acceptance or rent by Lessor from any assignee or sublessee) shall relieve, release or in any manner affect the liability of Lessee;

     (b) Any assignee or sublessee shall assume and agree to perform all of the terms, conditions and agreements of this Lease on the part of Lessee to be performed, and shall be and become jointly thereof, and severally liable with Lessee for the performance thereof, including the payment of rent;

     (c) A duplicate original of the sublease and/or the instrument of assignment and assumption, duly executed and acknowledged by Lessee and the assignee or sublease, shall be delivered to Lessor promptly after the making of the assignment of sublease;


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     (d)  Any assignment or sublease under this Article shall be to a financially responsible corporation, firm or partnership as determined by Lessor; and

     (e) Any assignment of, or attempt to assign, this Lease contrary to the provisions herein, shall give Lessor, at its option, the right to declare the terms of this Lease at an end, and it shall be entitled to all rights and remedies of repossession under the laws of Pennsylvania, free from any rights or claims of these Lessee.

     10. This Agreement of Lease and all its terms, covenants, and conditions are, and each of them is, subject and subordinate to any and all mortgages and to mortgage bonds and judgments, entered thereon, now or hereafter placed upon the demised premises and/or upon the land, and/or buildings erected thereon to the same effect as if any such mortgage and/or accompanying bond and judgment thereon had been before the execution of said Lease. It being the intent of this paragraph that any such mortgage, whether a first or second mortgage, placed upon the aforesaid demised premises, and/or upon the land, and/or buildings erected thereon, shall be valid lien upon both and legal and equitable title to the aforesaid premises, and/or buildings, as if the said Lease were not in existence.

     11. If, during the term of this Lease, Lessee shall neglect or refuse to pay any installment of rent due for the period of five (5) days after notice of such default sent to Lessee by registered mail, or should an execution issue against Lessee and a levy be made against the personal property to Lessee and the same be not bonded, stayed, satisfied, or remedied within (10) days of the said execution and levy, or before the said property is sold, whichever is sooner, either at public or private sale, pursuant to said execution, or should Lessee file in any court pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or should such a petition be so filed against Lessee and not be dismissed within a period of ninety (90) days after the date of filing thereof, or should Lessee make an assignment for the benefit of creditors, or a bill in equity or other proceeding for the appointment of a receiver for Lessee is granted, or if proceeding for reorganization or for composition with creditors under any state or federal law be instituted by or against lessee, and if instituted against Lessee shall be connected to by it or remain undismissed for a period of


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ninety (90) days after the date of filing thereof, then, and in each case, at the option of Lessor, exercisable by notice to Lessee, the rent for the unexpired balance of the term shall at once become due and collectible, by distress or otherwise, and all personal property owned by Lessee removed from said premises shall, for six months after such removal, be liable to distress and may be distrained and sold or Lessor may in each of said cases, without notice or demand, enter into and upon the demised premises or any part thereof in the name of whole, and repossess the same as of their former estate, and expel Lessee and those claiming under them and remove their effects, forcibly, if necessary, without being taken or deemed to be guilty of any manner of trespass, and thereupon this demise shall absolutely determine without prejudice to any remedies which may otherwise be used by Lessor for arrears of rent or breach of Lessee's covenants herein contained.

     It is understood and agreed, however, that if Lessee shall be required to pay the entire rent for any unexpired balance of this term, or any renewal thereof, and if Lessor shall dispossess Lessee and take possession of the demised premises, as set for in Article 12 of this Lease, that, in such event, if Lessor shall relent the demised premises, or any part of the same, for the unexpired balance of said term for which it has already received rental payment in full from Lessee, the rentals received by Lessor from such releting (less any costs expended in securing said rentals) shall be turned over to Lessee.

     12.  If Lessee shall fail to pay rent due hereunder for a period of five
(5) days after notice of default sent to Lessee by registered mail, besides the distress, or it Lessee fails to cure within thirty (30) days after written notice shall have been given to Lessee by Lessor, except as otherwise set forth in Article 11 hereof then Lessee shall, at the option of Lessor exercisable by notice of Lessee, be non-tenant, subject to dispossession by Lessor without further notice or process of law, with release of errors and damages, and Lessor may re-enter the premises and dispossess Lessee without thereby becoming a trespasser.

     13. Lessee hereby accepts notice to quit, remove from and surrender up possession of the demised premises to Lessor, its successors or assigns, at the end of the said term, whenever it may be determined, whether by forfeiture or otherwise, without any further notice to that effect, all further notices being hereby waived. This waiver of notice to quit is to apply either at the end of the original


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term of the Lease, or any renewal thereof, or at the end of any subsequent year or month in case Lessee holds over, and at the time the term is ended by forfeiture.

     14. At the end of the said term, whether the same shall be determined by forfeiture or expiration of the term, as in the Lease provided, it is agreed that an amicable action of ejectment may be entered in the Court of Common Pleas of Allegheny County (after fifteen (15) days prior written notice given Lessee) in which Lessor, its successors or assigns, shall be plaintiff, and Lessee, its successors or assigns and all who come into possession during the term of continuance of this Lease, or under Lessee, shall be defendants, and that judgment may be entered thereupon in favor of the plaintiff, without leave of court, for the demised premises, to have the same force and effect as if a summons in ejectment had been regularly issued, legally served and returned, and that a writ of possession with clause of fi, fe for all costs, may be issued forthwith, waiving all errors and defects whatsoever in entering said judgment, also waiving right of appeal, writ of error, or stay upon any writs of habere facias possession which may issue upon these same. Lessee hereby empowers any attorney to appear for it in said amicable action in ejectment for the demised premises in any court having jurisdiction, and confess judgment therein against it, with costs, in favor of Lessor and against Lessee and any other parties claiming under Lessee.

     15. If rent and/or any charges hereby reserved as rent shall remain unpaid on any day when the same ought to be paid after the notice provided in Article 13, Lessee hereby empowers any Prothonotary or attorney of any Court of Record to appear for Lessee in any and all actions which may be brought for rent and/or the charges, payments, costs, and expenses reserved as rent, or agreed to be paid by Lessee, and to sign for Lessee an agreement for entering in any competent court an amicable action or actions for the recovery of rent or other charges or expenses, and in said suits or in said amicable action or actions to confess judgment against Lessee for all or any part of the rent specified in this Lease and then unpaid, including, at Lessor's option, the rent for the entire unexpired balance of the term of this Lease, and/or other charges, payments, costs and expenses reserved as rent or agreed to be paid by Lessee, and for interest and costs together with an attorney's commission of 5%. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rent and/or other charges reserved as rent shall fall due or be in arrears, and such


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powers may be exercised as well after the expiration of the original term and/or during any extension or renewal of this Lease.

     16. Lessor agrees that any and all equipment and fixtures which may be placed or installed in the demised premises by Lessee and which shall be designed for, or used in, the conduct of Lessee's business in the demised premises, shall at all times be and remain the property of Lessee. Lessee hereby undertakes and agrees to remove all such equipment and fixtures prior to the expiration or other termination of this Lease or any renewal thereof, and, at its sole expense, to repair any and all damage to the premises which shall have been occasioned either by the installation or the removal thereof. Any and all such equipment and fixtures which shall remain in the premises more than thirty
(30) days after the termination of this Lease, shall be deemed abandoned by lessee and shall become the sole property of Lessor.

     17. In case there shall at any time be filed against the premises any mechanic's or materialman's lien (with the exception of any lien filed for work done or for materials supplied at the request of Lessor) (in which case Lessor shall promptly cause such lien to be discharged), Lessee will, within ten (10) days after it shall have received notice thereof, cause said lien to be discharged either by paying the amount claimed or by bonding or otherwise.

     18. At the expiration or other termination of the term hereof, Lessee shall vacate and surrender to Lessor full and actual possession of the demised premises in a good state of repair, damage by the elements, and ordinary wear and tear excepted.

     19. Lessor hereby covenants that Lessee, upon payment of the rent as herein reserved and performing all the covenants and agreements herein contained on the part of Lessee, shall and may peaceably and quietly have, hold and enjoy the premises hereby demised.

     20. The receipt of any rent by Lessor, whether the same be that originally reserved or that which may be payable under any of the covenants, or agreements herein contained, or any portion thereof, shall not be deemed to operate as a waiver of the rights of Lessor to enforce the payment of rent previously due or which may thereafter become due, to forfeit any of the remedies reserved by Lessor hereunder, and the failure of Lessor to enforce any covenants or conditions concerning which Lessee


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shall be guilty of a breach or be in default shall not be deemed to avoid the right of Lessor to enforce the same or any other condition or covenants on the occasion of any subsequent breach or default.

     21. Subject to the security regulations of any government authority, Lessee agrees that it will permit Lessor to have free access to the demised premises, on reasonable notice to Lessee for the purpose of inspecting the same or making repairs that Lessee may neglect or refuse to make in accordance with the provisions of this Lease, and also for the purpose of showing the demised premises to persons considering or concerned with the placement of a mortgage thereon.

     22. In any care where, pursuant to the terms of this Lease, Lessor's approval is required by Lessor, such approval shall not be unreasonably withheld.

     23. It is agreed by and between the parties that the premises leased shall be used to manufacture, market and sell business forms.

     24. All notices required or desired to be given hereunder shall be in writing and shall for the purpose of this Lease be deemed to have been duly given.

     (a) To Lessor if a copy thereof by registered mail, postage prepaid, addressed to Lessor at 1450 Redfern Drive, Pittsburgh, PA 15241 or to such other address as Lessor may from time to time designate in writing to Lessee.

     (b) To Lessee if a copy thereof be mailed by registered mail, postage prepaid, addressed to Box A, Mayview and Scott Roads, Bridgeville, PA 15017,
Attn: President.

     All notices served by prepaid registered mail as aforesaid shall be effective on the date they are so mailed.

     25. The covenants, agreements and conditions contained in this Lease shall run with the land and the premises hereby leased and shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns.

     26. This lease contains the entire agreement of the parties hereto with respect to the letting and hiring of the demised premises and such Lease may not be amended, modified, released, surrendered or discharged, in whole or in part, except by an instrument in writing signed by both of the parties hereto.


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     27.  Lessee may renew this Lease for an additional term of five (5) years at an annual rental of TWO HUNDRED NINETY-FOUR THOUSAND DOLLARS ($294,000.00) payable in equal monthly installments of TWENTY-FOUR THOUSAND FIVE HUNDRED DOLLARS (24,500.00) and subject to all the terms, covenants and conditions hereof provided that Lessee, in writing, notifies Lessor of its intention to renew not later than one hundred eighty (180) days prior to the termination date of the initial ten year term, and further provided that Lessee is not in default of any of the terms, covenants and conditions of this Lease.


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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by this agreement, and Lessor has executed this Agreement by his Agent, thereunto duly authorized, and Lessee has executed this Agreement on the day and year above written.

Witness:                      ST. CLAIR LEASING CO.



/s/ Clifford Bright           By:  /s/ Ronald H. Scott
-------------------------          -------------------
                                       Ronald H. Scott


                              By:  /s/ Frank J. Scott
                                   ------------------
                                       Frank J. Scott


Attest:                       INTERFORM CORPORATION


/s/ Clifford Bright           By:  /s/ Ronald H. Scott, President
-------------------------          ------------------------------
                                                  Title


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

AMENDMENT NO. 1 DATED THIS 30th DAY OF NOVEMBER, 1989, TO AGREEMENT OF LEASE DATED THE FIRST DAY OF OCTOBER, 1988 BY AND BETWEEN RONALD H. SCOTT AND FRANK J. SCOTT, t/d/b/a ST. CLAIR LEASING COMPANY, a Pennsylvania partnership ("LESSOR") AND INTERFORM CORPORATION, a Pennsylvania corporation ("LESSEE")

     WHEREAS, Lessor and Lessee are parties to an Agreement of Lease dated the first day of October, 1988 (the "Lease"), by the terms of which Lessee does lease from Lessor certain real estate located in the Township of South Fayette, Allegheny County, Pennsylvania, with three one-story metal buildings containing approximately 112,000 square feet erected thereon; and

     WHEREAS, Lessor has caused to be constructed on the premises an additional one-story metal building containing 8,400 square feet which Lessee desires to lease from Lessor; and

     WHEREAS, Lessor and Lessee have agreed to increase the rent payable by $3,000.00 per month on account of the lease of the additional building.

     WHEREFORE, in consideration of the letting and hiring of this additional building, Lessor and Lessee hereby covenant and agree as follows:

     1. The Agreement of Lease dated the first day of October, 1988, be and it hereby is amended to include effective December 1, 1989, the lease by Lessor to Lessee of an additional metal building consisting of 8,400 square feet, together with 18 parking spaces adjacent thereto, all as shown on the drawing attached hereto as Exhibit A-1.

     2. In addition to the rent provided for in the Lease, Lessee does hereby agree to pay to Lessor as rent, the additional sum of $36,000 during each and every year, payable in equal monthly installments of $3,000 in advance without further demand on the first day of every month during the term beginning with the month of December, 1989.

     3. All of the rights, duties and obligations of Lessor and Lessee set forth in the Lease with respect to the buildings described therein shall be applicable to the building which is the subject of this Amendment.


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     4.   All other terms and conditions of the Lease Agreement not inconsistent herewith shall remain in full force and effect.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have signed or caused to be signed this First Amendment this 30th day of November, 1989.

Witness:                      ST. CLAIR LEASING COMPANY


                              By: /s/ Ronald H. Scott
-------------------------         -------------------

                                      Ronald H. Scott


                              By:  /s/ Frank J. Scott
-------------------------          ------------------
                                       Frank J. Scott


Attest:                  INTERFORM CORPORATION


                               By:  /s/ Ronald H. Scott
------------------------            -------------------
Secretary                                     President


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

                      AMENDMENT NO. 2 TO AGREEMENT OF LEASE

     THIS AMENDMENT, made this ____ day of ___________________, 1992, by and between RONALD H. SCOTT and FRANK J. SCOTT, t/d/b/a St. Clair Leasing Co., a Pennsylvania partnership ("Lessor") and INTERFORM CORPORATION, a Pennsylvania corporation ("Lessee").
                                   WITNESSETH:
     WHEREAS, Lessor and Lessee entered into an Agreement of Lease dated October 1, 1988 covering certain real estate located in the Township of South Fayette, Allegheny County, Pennsylvania with three one-story buildings containing approximately 112,000 square feet erected thereon ("Leased Premises"); and

     WHEREAS, Lessor caused to be constructed on the Leased Premises an additional one-story building containing 8,400 square feet; and

     WHEREAS, by Amendment No. 1 to Agreement of Lease dated November 30, 1989 (Amendment No. 1") (the Agreement of Lease, as amended by Amendment No. 1 is hereinafter referred to as the "Lease") the additional building was incorporated into and made subject to the terms of the Lease and became a part of the Leased Premises; and

     WHEREAS, the parties desire to amend further the Lease, to provide additional terms.

     NOW, THEREFORE, in consideration of the mutual promises herein made, Lessor and Lessee hereby covenant and agree as follows:

     1. Paragraph 5 of the Lease is hereby deleted and shall henceforth read in its entirety as follows: .

     "5. Except as provided in Article 4, Lessee agrees that it will, during the term of the Lease, keep and maintain all buildings and improvements erected on the Leased Premises, both outside and inside, in good order and repair, at Lessee's sole cost and expense, making all repairs and replacements, so that at all times the said buildings and improvements shall be in good order, condition and repair, reasonable wear and tear excepted. Notwithstanding the foregoing, the following repairs and replacements shall be the responsibility of Lessor unless such repairs or replacements are required with respect to damage caused by the negligence or willful wrongful acts of Lessee or Lessee's invitees or licensees: (i) structural support systems for the roof (but not the roof itself), (ii) exterior walls, (iii) framework steel members and (iv) foundations. Lessee will provide for snow removal from the parking area, loading dock areas and roadways."

     2. Paragraph 8 of the Lease is hereby amended by adding at the end thereof the following:

     "(d) The rights and obligations of this paragraph 8 are subject to the respective rights and obligations of Lessor and Lessee set forth in Paragraph 5 hereof."

     3. Paragraph 10 of the Lease is hereby deleted and shall henceforth read in its entirety as follows:

     "10. Lessor covenants that the Leased Premises are not subject to any liens, claims or other encumbrances except as listed on Exhibit A, attached hereto and incorporated herein (the "Permitted Encumbrances"). Lessor further covenants that Lessor is not in default in connection with any of the Permitted Encumbrances. It is agreed that the Lessee shall have the right, at its sole expense, to record the Lease, Amendment No. 1


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     and this Amendment No. 2 so that any lien, claim or encumbrance placed upon the Leased Premises after the date of such recordation shall be subject to the Lease, as amended. Lessor covenants and agrees that Lessee, on payment of the rent, additional rents and charges provided for in this Lease and the fulfillment of the obligations under the covenants, agreements and conditions of this Lease, shall lawfully and quietly hold, occupy and enjoy the Leased Premises during the term of this Lease or any renewals thereof without any interference from anyone claiming through or under Lessor."

     4. A new paragraph 28 is added to the Lease to read in its entirety as follows:

     "If at any time during the Term of this Lease (including any Renewal Term), Lessor receives a bona fide offer from any person or entity to purchase the Leased Premises, which Lessor intends to accept, or if Lessor makes a bona fide offer to any other person or entity for the sale of the Leased Premises, which is accepted by such bona fide purchaser (which acceptance will be subject only to Lessee's right of first refusal contained herein), Lessor will send to Lessee a written statement of all of the material terms and conditions of the proposed sale, together with a reasonable identification of the proposed purchaser. Lessee will have the right at its option, within fourteen (14) days after the receipt of the written statement, to accept the terms of the proposed sale, for the purchase price specified in such bona fide offer, and under the terms and conditions specified in such bona fide offer. If Lessee does not elect to exercise its right of first refusal within that fourteen (14) day period, Lessor will be entitled to enter into the contract to sell the Leased Premises to the proposed purchaser at any time within one hundred eighty (180) days after the expiration of that fourteen (14) day period, provided that the sale is on terms and conditions and for a price which are essentially the same as (and are not more favorable to the purchaser than) the terms, conditions and price set forth in the written statement sent to Lessee and that the sale is completed within one hundred eighty (180) days after the expiration of that fourteen (14) day period.


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

     5. Except as modified herein, the Lease remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Amendment No. 2 to Agreement of Lease to be signed this 24th day of April, 1992.

Witness:                      ST. CLAIR LEASING COMPANY



                              By:  /s/ Ronald H. Scott
-------------------------          -------------------
                                       Ronald H. Scott


                              By:  /s/ Frank J. Scott
-------------------------          ------------------
                                       Frank J. Scott


Attest:                  INTERFORM CORPORATION

                              By:  /s/ G. Duncan Fraser
-------------------------          --------------------
Secretary                                     President



(Corporate Seal)


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

                                  EXCERPT FROM
                     STIPULATION AND ORDER OF COURT (UNITED
                     STATES BANKRUPTCY COURT FOR THE WESTERN
                    DISTRICT OF PENNSYLVANIA IN THE MATTER OF
                    INTERFORM CORPORATION V. RONALD H. SCOTT
                      AND FRANK J. SCOTT T/D/B/A ST. CLAIR
                  LEASING COMPANY, BANKRUPTCY NO. 94-20094-JLC)
                             ENTERED AUGUST 17, 1994

     2. St. Clair hereby grants Interform the right to terminate the Lease at any time effective after February 15, 1995 under the following terms and conditions:

          a. In the event Interform elects to terminate the lease, it may do so at anytime upon five months written notice to St. Clair designating a termination date at least five months from the date of the notice (the "Termination Date"), provided the Termination Date shall be no earlier than February 15, 1995. Upon termination, rent, taxes and insurance will be prorated for the portion of the year, month and day to the Termination Date.

          b. On or before August 31, 1994 Interform shall pay the sum of Two Hundred Fifty Thousand ($250,000.00) Dollars to St. Clair.

          c. On or before August 31, 1994, Interform will deliver to St. Clair a letter of credit from a bank which provides that in the event Interform elects to terminate its lease with St. Clair, St. Clair may draw on the letter of credit for payment of the additional sum of $250,000.00. Such letter of credit shall be in form and from a bank reasonably satisfactory to St. Clair. The total sum to be paid to St. Clair being the $250,000.00 being paid on or before August 31, 1994 and $250,000.00 prior to final vacation of the premises by Interform in the event Interform terminates the Lease prior to its expiration date of September 30, 1998. The letter of credit shall be an irrevocable standby letter of credit in St. Clair's favor and shall provide that St. Clair may draw the full amount of $250,000.00 by means of a sight draft upon the bank accompanied by the following certification by Ronald H. Scott or Frank J. Scott stating that:

          "The Undersigned has received from Interform a notice of termination of its Lease with St. Clair which notice was given pursuant to the Stipulation approved by Order of the Bankruptcy Court dated August __, 1994, that the Termination Date provided for in said


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

          notice has arrived and Interform has failed to make payment of the termination charge of $250,000.00."

          If the letter of credit has an expiry date of earlier than September 30, 1998, it shall also authorize St. Clair to draw thereon upon a certification by Ronald H. Scott or Frank J. Scott as follows:

          "It is now within ten days of the expiry date of this letter of credit and the Lease is still in effect and Interform has failed to provide a replacement letter of credit, we hereby request payment under the letter of credit".

          d. Interform's maintenance obligation under the Lease shall hereafter be limited to maintenance of the interior of the structure, electrical and plumbing and parking lot in their present conditions, reasonable wear and tear excepted and leave the roof in a water tight condition. Interform shall have no obligation to replace the roof or any air conditioning or ventilating systems but shall continue to maintain said systems in their present operating condition and shall do so until Interform vacates the premises.

          e. In the event Interform terminates the lease and vacates the premises, Interform will restore the premises to the condition it was in immediately prior to the vacation of the premises. If St. Clair so directs, Interform will reerect any interior or exterior partitions which may have been removed to enable Interform to remove machinery. Such direction to be given by St. Clair at the time of the removal of said equipment.

          f. At the termination of the lease the premises will be returned to St. Clair in broom clean condition.

          g. In the event Interform exercises its option to renew the Lease, it shall not have the right to terminate pursuant to the terms of this Stipulation during such renewal period.

     3. Notwithstanding anything to the contrary contained herein, Interform shall continue to pay rent and other charges at the contract rate and all other terms and conditions of the Lease shall remain in full force and effect except as specifically amended hereby.


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

     4. The United States Bankruptcy Court for the Western District of Pennsylvania shall retain jurisdiction of this or any disputes arising hereunder until the Lease is terminated or expires and the premises are vacated by Interform.


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